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EXHIBIT 8.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800	Salans FMC SNR Denton dentons.com

November 13, 2013

One Liberty Properties, Inc.
60 Cutter Mill Road
Great Neck, New York 11021

Ladies and Gentlemen:

        We have acted as counsel to One Liberty Properties, Inc., a Maryland corporation (the "Company") in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, to register under the Securities Act of 1933, as amended, the issuance and sale from time to time pursuant to Rule 415(a)(1)(x), promulgated under the Securities Act of 1933, as amended, of securities (collectively, the "Securities") with an aggregate public offering price of $250,000,000, consisting of: (i) shares of common stock, $1.00 par value per share, (ii) shares of preferred stock, $1.00 par value per share, (iii) warrants to purchase Common Stock or Preferred Stock, and (iv) subscription rights to purchase Common Stock or Preferred Stock. In connection with the Registration Statement, you have asked us to provide you with the opinions set forth below.

        For purposes of delivering this opinion, we have examined the Articles of Incorporation (including related Articles of Amendment) and Bylaws of the Company, the Registration Statement, the Company's annual report on Form 10-K (other than documents incorporated therein by reference) for its year ended December 31, 2012 and certain internal income and asset tests conducted by the Company (the "Company REIT Tests"). We have relied upon, with your consent, the representations of a duly appointed officer of the Company contained in a letter dated as of this date (the "Officer's Certificate") regarding various factual matters, including the manner in which the Company and entities in which it owns a direct or indirect interest has been and will continue to be operated. We have assumed that each representation in the Officer's Certificate is and will be true, correct and complete and that all representations that (a) address future matters or conditions, (b) address the intentions of, or (c) are given to the belief and/or knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. Our opinion is based solely on the information and representations in such documents and the Officer's Certificate. We assume that the Company will be operated in accordance with all applicable laws and the terms and conditions of applicable documents. In addition, we have relied upon certain additional facts and assumptions described below.

        In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of documents submitted to us as copies. In addition, we have assumed the factual accuracy of all representations, warranties and other statements in the documents we have examined.

        In addition, we have assumed that for the remainder of 2013 and in subsequent taxable years, the Company will operate in a manner that will make the representations contained in the Officer's Certificate true for all such years, and that the Company will not make any amendments to its organizational documents (or to those of its incorporated and/or unincorporated subsidiaries) after the date of this opinion that would affect the Company's qualification as a real estate investment trust for any taxable year. For purposes of this opinion, we have made no independent investigation of the factual matters contained in the documents set forth above, or in the representations set forth in the Officer's Certificate and/or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or factual representations in a material way.

        The opinion set forth below is based upon the Internal Revenue Code of 1986 (the "Code"), the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as they currently exist and all of which are subject to change, and the opinion below is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinion set forth herein. No assurance can be given that the federal income tax consequences described below will not be altered in the future.

        Based on the documents and assumptions set forth above and the representations set forth in the Officer's Certificate, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, we are of the opinion that:

          (1)   Commencing with the Company's taxable year ended December 31, 2006, the Company has been organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its method of operation enables it to continue to meet the requirements for qualification as a "real estate investment trust" under the Code, provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record-keeping and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, and

          (2)   The information in the Registration Statement under the caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

        We will not review, on a continuing basis, the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company's ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust.

        The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the matters described herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the Company to be materially and adversely different from that described above. Except as described in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

        This opinion is rendered for the sole benefit of the Company and investors who receive Securities pursuant to the Registration Statement, and no other person or entity is entitled to rely hereon. Copies of this opinion may not be furnished to any other person or entity without our prior written consent, except as may be required by law, nor may any portion of this opinion be quoted, circulated or referred to in any other document, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference thereto in the prospectus included in the Registration Statement under the heading "Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Dentons US LLP DENTONS US LLP

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  EXHIBIT 8.1